UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 5, 2009

WESTERN REFINING, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32721 (Commission File Number)	20-3472415 (IRS Employer Identification Number)

123 W. Mills Ave., Suite 200 El Paso, Texas 79901 (Address of principal executive offices)

(915) 534-1400 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On June 5, 2009, the Company issued a press release announcing that it increased its previously announced public offering of common stock to 20,000,000 shares and priced the offering at $9.00 per share. The Company also announced that it increased its previously announced concurrent offering of convertible senior notes due 2014 to $200 million in aggregate principal amount. This press release is filed as Exhibit 99.1 hereto.

Additionally, on June 8, 2009, the Company issued a press release announcing that it priced its previously announced private offering of $600 million in aggregate principal amount of senior secured notes. This press release is filed as Exhibit 99.2 hereto.

The senior secured notes have not been and will not be registered under the U.S. Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the U.S. Securities Act of 1933, as amended. This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any security.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
Exhibit 99.1	Press release dated June 5, 2009, titled “Western Refining Announces Pricing and Increased Size of Concurrent Common Stock and Convertible Senior Notes Offerings.”
Exhibit 99.2	Press release dated June 8, 2009, titled “Western Refining Announces Pricing of Senior Secured Notes Offering.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN REFINING, INC.

By:	/s/ Lowry Barfield
Name:	Lowry Barfield
Title:	Senior Vice President –
Legal, General Counsel and Secretary

Dated: June 8, 2009